Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87647, 333-67214 and 333-129259) of NovaMed, Inc. of our reports dated March 12, 2007 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of NovaMed, Inc.’s internal control over financial reporting included in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 12, 2007